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                                                                   EXHIBIT 10.50

                         BRIDGE LOAN FINANCING AGREEMENT
                         -------------------------------

         This Bridge Loan Financing Agreement (the "Agreement") is made and entered into as of November 29, 1999, by and between Lithium Technology Corporation, a Delaware corporation (the "Company"), and Pacific Lithium Limited, a New Zealand corporation ("PLL" or the "Lender").

                                    RECITALS

         WHEREAS, the Company and PLL have executed a Memorandum of Agreement, dated September 29, 1999, under which PLL contemplates providing short-term funding to the Company and purchasing substantially all of the assets of the Company in exchange for cash and securities of PLL and the merger of the business of the Company and PLL (the "Merger") on terms to be set forth in a definitive Merger Agreement (the "Merger Agreement");

         WHEREAS, PLL wishes to lend to the Company, and the Company wishes to borrow from PLL, such short term funding in the amount set forth herein;

         WHEREAS, after a vote of the Company stockholders approving the Merger, the Company and PLL will enter into a Security Agreement, a mutually acceptable leasehold undertaking and related financing agreements (the "Interim Financing Agreements") pursuant to which the Company will grant PLL a first priority security interest and leasehold mortgage in all of the assets of the Company effective from the date that the Company's shareholders approve the Merger and all related transactions until the closing of the Merger, which Interim Financing Agreements will grant foreclosure rights in the event of any bankruptcy of the Company or similar event;

         NOW, THEREFORE, in consideration of the covenants, promises and representations set forth herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

                                    AGREEMENT

         1. Issuance of the Promissory Notes; Delivery of Conversion Consideration.

                  1.1 At the Closing (as defined below) the Company agrees to issue and sell to PLL, and, subject to all of the terms and conditions hereof, PLL has purchased or agrees to purchase, the following promissory notes (the "Notes"): the Note as duly executed and delivered by the Company on November 29, 1999, a copy of which is attached hereto as Exhibit A for the amount to be advanced under Section 2(a) (the "Packaging Note"); a Note substantially in the form attached hereto as Exhibit B for the amounts to be advanced under Sections 2(b) and 2(c) (the "Promissory Bridge Note"); and a Note substantially in the form attached hereto as Exhibit C for each amount advanced under Section 2(d) (the "Operating Promissory Note").


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                  1.2 As additional consideration and security for the
commitment and funding of loans pursuant to this Section 1, the Company has delivered or will deliver the following: (i) a Security Agreement (the "Packaging Security Agreement"), as duly executed and delivered by the Company on November 29, 1999, a copy of which is attached hereto as Exhibit D securing the Packaging Note, (ii) certificates duly issued and delivered by the Company in the name of PLL representing shares of Common Stock, par value $0.01 per share, of the Company ("Shares") as contemplated by Section 3(b) of the Notes (the "Commitment Shares") or representing shares of preferred stock of the Company in accordance with Section 3.3 below (the "Commitment Preferred Shares"), (iii) a warrant (the "Commitment Warrant"), duly executed and delivered by the Company contemporaneously herewith in the name of PLL, to purchase 7.5 million Shares (the "Warrant Shares"), in the form attached hereto as Exhibit E at an exercise price of $0.15 per share,(iv) a License and Option Agreement (the "Commitment License Agreement"), duly executed and delivered by the Company in the form attached hereto as Exhibit F and (v) a Security Agreement and Assignment of Lease (the "Blanket Security Agreement"), in the form attached hereto as Exhibit G. After a vote of the Company stockholders approving the Merger, the Company and PLL shall also enter into the Blanket Security Agreement which shall provide PLL with additional rights and remedies with respect to this Agreement and the Notes delivered hereunder. The Notes shall be convertible in accordance with the terms set forth therein.

         2. Closing. The closing of the purchase and sale of the Notes will take place on the dates set forth below or on such other dates as the parties hereto may agree (each a "Closing Date") (each time of disbursement, whether one or more, is referred to herein as a "Closing"). At each Closing, the Company will deliver to PLL a Note against receipt by the Company of the following amount to be disbursed at such Closing as follows:

                  (a) one hundred twenty-five thousand dollars ($125,000) to be advanced by Lender to the Company on or about November 30, 1999 for the purchase by the Company of a soft-pack cell packaging and filling machine;

                  (b) two hundred twenty-five thousand dollars ($225,000) advanced by Lender to the Company on October 1, 1999;

                  (c) two hundred fifty thousand dollars ($250,000) advanced or to be advanced by Lender to the Company on or about each of November 1, 1999, December 1, 1999 and January 10, 2000; and

                  (d) each amount advanced from time to time by Lender to the Company to fund the payment of the Company's ongoing and necessary employee, operating and administrative expenses (excluding capital costs) in amounts consistent with such expenses during the 12 months immediately prior to the execution of this Agreement or as otherwise required by the business of the Company as determined in the sole discretion of Lender during the term of the Merger Agreement.


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The Commitment Warrant, the Commitment Preferred Shares and the Commitment
Shares will be issued in the name of PLL and held in escrow by Jones, Day, Reavis & Pogue (the "Escrow Agent").

         3. Representations, Warranties and Covenants of the Company. The Company hereby represents and warrants to PLL as of each Closing Date as follows:

                  3.1 Organization and Good Standing; Power and Authority; Qualifications. The Company (i) is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, (ii) has all requisite corporate power and authority and all authorizations, licenses and permits necessary to own, lease and operate its properties, to carry on its business as presently conducted and as proposed to be conducted and to enter into and carry out the transactions contemplated by this Agreement, and (iii) is qualified to do business in each jurisdiction in which it conducts business, except where the failure to be so qualified would not have a material adverse effect on the Company or its business, assets or prospects.

                  3.2 Authorization of the Agreements and Notes. The execution, delivery and performance by the Company of this Agreement, the Packaging Security Agreement, the Commitment License Agreement and the Notes have been duly authorized by all requisite corporate action on the part of the Company, and each of this Agreement, the Packaging Security Agreement, the Commitment License Agreement and the Notes constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except to the extent that enforceability may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally or by general principles of equity.

                  3.3 Authorization and Issuance of Capital Stock, Warrant and Preferred Stock.

                  (a) The authorization, issuance and delivery of the Commitment Warrant pursuant to this Agreement and the authorization, reservation, issuance and delivery of the Commitment Shares, the Commitment Preferred Shares, and the Warrant Shares have been duly authorized by the Board of Directors of the Company, and when issued and delivered, the Commitment Shares, the Commitment Preferred Shares, and the Warrant Shares will be validly issued and outstanding, fully paid and nonassessable with no personal liability attaching to the ownership thereof, free of any liens, encumbrances, or adverse claims, it being understood that, as of the date hereof, a sufficient number of Shares for purposes of this Section 3.3 are not available for issuance under the Company's Certificate of Incorporation. The Company will take all reasonable actions to promptly seek stockholder approval to amend the Company's Certificate of Incorporation to increase the number of authorized shares of common stock to allow for the issuance of the Commitment Shares, the Commitment Preferred Shares, and the Warrant Shares. Upon the receipt of such stockholder approval the Company will (i) amend the Certificate of Incorporation to increase the number of authorized shares of Common Stock, (ii) deliver the Commitment Shares to the Escrow Agent to be held in escrow pursuant to the terms of this Agreement, and (iii) reserve for issuance a sufficient number of Shares for delivery to PLL as Warrant Shares.



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                  (b) Pending the amendment of the Certificate of Incorporation to increase the number of authorized shares of Common Stock, the Company shall deliver, upon the Lender's request, shares of the Company's Preferred Stock convertible into shares of Company Common Stock issuable pursuant to the Notes. Each share of Preferred Stock shall be the economic and voting equivalent of, and shall be convertible into, 1,000 shares of Company Common Stock, and shall have such other express terms, rights and preferences, as are not less favorable than the Company Common Stock into which it is convertible and as are otherwise satisfactory to PLL, including but not limited to full antidilution protection and customary adjustments in the event of stock dividends, stock splits, mergers, restructurings, recapitalizations and other similar transactions. The Company shall not issue or sell any preferred stock, and shall not enter into any commitment to issue or grant any right to purchase or otherwise acquire any preferred stock, except to PLL in accordance with this Section 3.3(b).

                  3.4 No Conflict. The execution, delivery and performance by the Company of this Agreement, the Packaging Security Agreement, the Commitment License Agreement and the Notes and the documentation relating thereto, the consummation by the Company of the transactions contemplated hereby and thereby, and the issuance, sale and delivery by the Company of the Commitment Shares, the Commitment Preferred Shares, and the Commitment Warrant and the Warrant Shares by the Company, upon the Amendment of the Certificate of Incorporation to increase the number of authorized shares of Common Stock, will not (a) violate any provision of law, statute, rule or regulation, or any ruling, writ, injunction, order, judgment or decree of any court, administrative agency or other governmental body applicable to the Company, or any of its properties or assets, (b) conflict with or result in any breach of any of the terms, conditions or provisions of, or constitute (with due notice or lapse of time, or both) a default (or give rise to any right of termination, cancellation or acceleration) under, or result in the creation of any encumbrance upon any of the properties or assets of the Company under any material contract to which the Company is a party or (c) violate the Certificate of Incorporation or the Bylaws of the Company.

         4. Investment Representation. PLL hereby represents and warrants to the Company that:

                  4.1 It has full legal right, power and authority (including the due authorization by all necessary corporate action) to enter into this Agreement and the Commitment License Agreement to perform its obligations hereunder without the need for the consent of any other person or entity; and this Agreement and the Commitment License Agreement have been duly executed and delivered and constitute the legal, valid and binding obligation of the Lender against it in accordance with its terms, except to the extent that enforceability may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally or by general principles of equity.

                  4.2 It understands that the Notes, the Commitment Shares, the Commitment Preferred Shares, the Commitment Warrant and the Warrant Shares have not been registered under the Securities Act of 1933 or the securities laws of any state and must be held indefinitely unless subsequently registered under the Securities Act of 1933 and any applicable states securities laws or unless an exemption from such registration becomes or is available.


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                  4.3 It is financially able to hold for long term investment, believes that the nature and amount of such securities is consistent with its overall investment program and financial position, and recognizes that there are substantial risks involved in the purchase of such securities.


                  4.4 It is acquiring such securities for investment, and not with a view to selling or otherwise distributing such securities; provided that it may transfer such securities to any affiliate.

         5. Registration Rights. Upon written notice to Borrower, Lender shall be entitled at any time and from time to time to request that Borrower file a registration statement with the Securities and Exchange Commission relating to any shares of capital stock of Borrower held by Lender, including, but not limited to, shares of common stock, preferred stock or warrants of Borrower. Upon receipt of such notice, Borrower shall promptly file such registration statement and use its best efforts to effect such registration (including, without limitation, filing post-effective amendments, appropriate qualifications under applicable blue sky or other state securities laws and appropriate compliance with the Securities Act of 1933, as amended and the rules and regulations promulgated thereunder) as soon as practicable but, in no event, later than 30 days after receipt of notice. Lender shall pay for all expenses relating to such registration.

         6. Governing Law. This Agreement shall for all purposes be governed by, and in accordance with, the laws of the State of New York, without regard to its conflicts of law principles.

         7. Entire Agreement. This Agreement, and the other writings referred to herein or therein delivered pursuant hereto or thereto which form a part hereof or thereof contain the entire agreement among the parties with respect to the subject matter hereof or thereof and supersede all prior and contemporaneous arrangements or understandings with respect thereto.

         8. Notices. All notices, requests, consents and other communications hereunder to any party shall be deemed to be sufficient if contained in a written instrument delivered in person or sent by nationally recognized overnight courier or first class registered or certified mail, return receipt requested, postage prepaid, addressed to such party at such respective addresses as may be furnished in writing to the other party.

         9. Miscellaneous. This Agreement may only be amended in writing signed by the Company and PLL. This Agreement may be executed in counterparts and each counterpart shall have the same force and effect as an original and shall constitute an effective, binding agreement on the part of each of the undersigned. In the event that any provision hereof is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision.


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               [Signature Page - Bridge Loan Financing Agreement]

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first set forth above.

                                          LITHIUM TECHNOLOGY CORPORATION

                                          /s/ David J. Cade
                                          David J. Cade,
                                          Chairman & CEO



                                          PACIFIC LITHIUM LIMITED


                                          By:      /s/ Robin Johannink
                                             -------------------------
                                          Title:   Managing Director
                                             -------------------------